EXHIBIT 10.6.1

PIER 1 IMPORTS, INC.

1989 EMPLOYEE STOCK OPTION PLAN
(Restated as of June 27,1996)

          1. Purpose. The purpose of this 1989 Stock Option Plan (hereinafter called the “Plan”) is to further the success of Pier I Imports, Inc., a Delaware corporation (hereinafter called the “Company”), and certain of its affiliates by making available Common Stock of the Company for purchase by certain officers and employees of the Company and its affiliates, and thus to provide an additional incentive to such individuals to continue in the service of the Company or its affiliates and to give them a greater interest as shareholders in the success of the Company. Subject to compliance with the provisions of the Plan and the Internal Revenue Code of 1986, as amended, Incentive Stock Options as authorized by Section 422 of the Code and stock options which do not qualify under Section 422 of the Code are authorized and may be granted under the Plan.

          2. Definitions. As used in this Plan the following terms shall have the meanings indicated as follows:

          (a) “Board” means the Board of Directors of the Company.

          (b) “Code” means the Internal Revenue Code of 1986, as amended.

          (c) “Committee” means the Committee administering the Plan described in Paragraph 3 hereof.

          (d) “Common Stock” means the Company’s Common Stock, par value $1.00 per share.

          (e) “Date of Grant” means the date on which an option is granted under a written option agreement executed by the Company and a Participant pursuant to the Plan.

          (f) “Disinterested Person” means a person who qualifies as (i) a “disinterested person” under Rule 16b-3 promulgated under the Exchange Act or any successor provision and (ii) an “outside director” under Treasury Regulations Section 1.162-27 promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor provision.

          (g) “Effective Date” means the effective date of this Plan specified in Paragraph 14 hereof.

          (h) “Exchange Act” means the Securities Exchange Act of 1934, as it may be amended from time to time.

          (i) “Incentive Stock Option” means an option qualifying under Section 422 of the Code.

          (j) “Parent” means a parent corporation of the Company as defined in Section 425(e) of the Code.

          (k) “Participants” means the employees and officers of the Company, its Subsidiaries and its Parents and those directors of the Company who are also employees of the Company.

          (l) “Subsidiary” means a subsidiary corporation of the Company as defined in Section 425(f) of the Code.

          3. Administration of Plan. The Board of Directors of the Company shall appoint a committee (the “Committee”) comprised of not less than two directors of the Company to administer the Plan. Only Disinterested Persons shall be eligible to serve as members of the Committee. The Committee shall report all action taken by it to the Board which shall review and ratify or approve those actions which are by law required to be so reviewed and ratified or approved by the Board. The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan, to determine the Participants to whom, and the time or times at which, options shall be granted and the number of shares and purchase price of Common Stock covered by each option, provided that no person shall be granted options which in the aggregate exceed fifteen percent (15%) of the shares of Common Stock authorized for issuance from time to time under the Plan; to construe and interpret the Plan and any agreements made pursuant to the Plan; to determine the terms and provisions (which need not be identical or consistent with respect to each Participant) of the respective option agreements and any agreements ancillary thereto including, but without limitation, terms covering the payment of the option price; and to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding for all purposes and upon all persons.

          4. Options Authorized. The options granted under this Plan may be Incentive Stock Options or stock options which do not qualify as Incentive Stock Options (sometimes referred to herein as “nonqualified options” or “nonqualified stock options”). The Committee shall have the full power and authority to determine which options shall be nonqualified stock options and which shall be Incentive Stock Options; to grant only Incentive Stock Options or alternatively, only nonqualified stock options; and to, in its sole discretion, grant to the holder of an outstanding option, in exchange for the surrender and cancellation of such option, a new option having a purchase price lower than that provided in the option so surrendered and cancelled and containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of the Plan. Under no circumstances may nonqualified stock options be granted where the exercise of such nonqualified stock options may affect the exercise of Incentive Stock Options granted pursuant to the Plan. No options may be granted under the Plan prior to the Effective Date. In addition to any other limitations set forth herein, the aggregate fair market value (determined in accordance with Paragraph 7(a) of the Plan as of the time the option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year (under all plans of the Company and of any Parent or Subsidiary) shall not exceed $100,000.

          5. Common Stock Subject to Options. The aggregate number of shares of the Company’s Common Stock which may be issued upon the exercise of options shall not exceed three million (3,000,000), subject to adjustment under the provisions of Paragraph 8. The shares of Common Stock to be issued upon the exercise of options may be authorized but unissued shares, or shares issued and reacquired by the Company. In the event any option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the shares subject to such option shall again be available for options to be granted under the Plan, except that shares for which relinquished options (or portions thereof) are exercisable shall not again be available for options under the Plan.

          6. Participants. Except as hereinafter provided, options may be granted under the Plan to any Participant. In determining the Participants to whom options shall be granted and the number of shares to be covered by such option, the Committee may take into account the nature of the services rendered by the respective Participants, their present and potential contributions to the Company’s success and such other factors as the Committee in its discretion shall deem relevant. A Participant who has been granted an option under the Plan may be granted an additional option or options under the Plan, in the Committee’s discretion.

          7. Terms and Conditions of Options. The grant of an option under the Plan shall be evidenced by a written agreement executed by the Company and the applicable Participant and shall contain such terms and be in such form as the Committee may from time to time approve, subject to the following limitations and conditions:

          (a) Option Price. The option price per share with respect to each option shall be determined by the Committee, but shall in no instance be less than the par value of the shares subject to the option. In addition, the option price per share with respect to Incentive Stock Options granted hereunder shall in no instance be less than the fair market value of the shares subject to the option. The Committee may permit the option purchase price to be payable in Common Stock owned by the holder of an option. For the purposes of this Paragraph 7(a), fair market value shall be, where applicable, the closing price of the Common Stock on the Date of Grant as reported on the New York Stock Exchange composite tape or, if the Common Stock is not traded on such exchange, as reported on any other national securities exchange on which the Common Stock may be traded. If the Common Stock was not traded on the Date of Grant, the nearest preceding date shall be substituted in the preceding sentence. Notwithstanding the foregoing, however, fair market value shall be determined consistent with Code Section 422(b)(4) or any successor provisions.

          (b) Period of Option. The expiration date of each option shall be fixed by the Committee, but, notwithstanding any provision of the Plan to the contrary, such expiration date shall not be more than ten years from the Date of Grant.

          (c) Vesting of Shareholder Rights. Neither an optionee nor his successor in interest shall have any of the rights of a shareholder of the Company until the shares relating to an option hereunder are issued by the Company purchased are properly delivered to such optionee or successor.

          (d) Exercise of Option. Each option shall be exercisable from time to time (but not less than six (6) months after the Date of Grant) over such period and upon such terms and conditions as the Committee shall determine, but not at any time as to less than 25 shares unless the remaining shares which have become so purchasable are less than 25 shares. After the death of the optionee, an option may be exercised as provided in Paragraph 16 hereof.

          (e) Nontransferability of Option. No option shall be transferable or assignable by an optionee, otherwise than by will or the laws of descent and distribution and each option shall be exercisable, during the optionee’s lifetime, only by him or her or, during periods of legal disability, by his or her legal representative. No option shall be subject to execution, attachment, or similar process.

          (f) Disqualifying Dispositions. The option agreement evidencing any Incentive Stock Options granted under this Plan shall provide that if the optionee makes a disposition, within the meaning of Section 425(c) of the Code and regulations promulgated thereunder, of any share or shares of Common Stock issued to him or her pursuant to exercise of the option within the two-year period commencing on the day after the Date of Grant of such option or within the one-year period commencing on the day after the date of issuance of the share or             shares to him or her pursuant to the exercise of such option, he or she shall, within ten (10) days of such disposition date, notify the Company of the sales price or other value ascribed to or used to measure the disposition of the share or shares thereof and immediately deliver to the Company any amount of federal income tax withholding required by law.

          (g) Limitation on Grants to Certain Shareholders. An Incentive Stock Option may be granted to a Participant only if such Participant, at the time the option is granted, does not own, after application of the attribution rules of Code Section 425, stock possessing more than 10% of the total combined voting power of all classes of Common Stock of the Company or of its Parent or Subsidiary. The preceding restriction shall not apply if at the time the option is granted the option price is at least 110% of the fair market value (as defined in Paragraph 7(a) above) of the Common Stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the Date of Grant.

          (h) Consistency with Code. Notwithstanding any other provision in this Plan to the contrary, the provisions of all agreements granting options pursuant to the Plan shall not violate the requirements of the Code applicable to the Incentive Stock Options authorized hereunder.

          8. Adjustments.

          The Committee, in its discretion, may make such adjustments in the option price and the number of shares covered by outstanding options which are required to prevent any dilution or enlargement of the rights of the holders of such options that would otherwise result from any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, issuance of rights or any other change in the capital structure of the Company. The Committee, in its discretion, may also make such adjustments in the aggregate number of shares which may be the subject of options which are appropriate to reflect any transaction or event described in the preceding sentence.

          9. Relinquishment of Options.

          (a) The Committee, in granting options hereunder, shall have discretion to provide that an optionee, or his heirs or other legal representatives (to the extent entitled to exercise the option under the terms thereof), in lieu of purchasing the entire number of shares subject to purchase thereunder, shall have the right to relinquish all or any part of the unexercised portion of the option for a number of shares of Common Stock equal to the quotient of (A) the excess of (I) the aggregate current fair market value of the shares of Common Stock covered by the unexercised portion of the option over (2) the aggregate purchase price for such shares specified in such option, divided by (B) the then current market value per share of such Common Stock.

          (b) The Committee, in granting options hereunder, shall have discretion to determine the terms upon which such options shall be relinquishable, subject to the applicable provisions of the Plan, and including such provisions as deemed advisable to permit the exemption from the operation of Section 16b of the Exchange Act, in whole or in part, of any such transaction involving such relinquishment. Outstanding option agreements may be amended, if necessary, to permit such exemption.

          10. Restrictions on Issuing Shares. The exercise of each option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

          11. Use of Proceeds. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of options granted under the Plan shall be added to the Company’s general funds and used for general corporate purposes.

          12. Amendment, Suspension, and Termination of Plan. The Board may at any time suspend or terminate the Plan or may amend it from time to time in such respects as the Board may deem advisable in order that the options granted thereunder may conform to any changes in the law or in any other respect which the Board may deem to be in the best interests of the Company; provided, however, that without approval by the shareholders of the Company voting the proper percentage of its voting power, no such amendment shall make any change in the Plan for which shareholder approval is required of the Company by (i) Rule 16b-3, as amended, promulgated under the Exchange Act, (ii) the Code or regulatory provisions dealing with Incentive Stock Options (iii) any rules for listed companies promulgated by any national stock exchange on which the Company’s stock is traded or (iv) any other applicable rule or law. Unless sooner terminated hereunder, the Plan shall terminate on June 30, 2004. No option may be granted during any suspension or after the termination of the Plan. Except as provided in Paragraph 13, no amendment, suspension, or termination of the Plan shall, without an optionee’s consent, impair or negate any of the rights or obligations under any option theretofore granted to such optionee under the Plan.

          13. Tax Withholding. The Committee may, in its sole discretion, (a) require an optionee to remit to the Company a cash amount sufficient to satisfy, in whole or in part, any federal, state and local withholding tax requirements prior to the delivery of any certificate for shares pursuant to the exercise of an option hereunder; (b) grant, to an optionee the right to satisfy, in whole or in part, any such withholding tax requirements by electing to require that the Company, upon any exercise of the option, withhold from the shares of the Common Stock issuable to the optionee upon the exercise of the option, that number of full shares of Common Stock having a fair market value equal to the amount or portion of the amount required to be withheld; or (c) satisfy such withholding requirements through another lawful method.

          14. Effective Date of Plan. This Plan shall become effective on the date (the “Effective Date”) of the last to occur of (i) the adoption of the Plan by the Board and (ii) the approval, within twelve (12) months of such adoption, by a majority (or such other proportion as may be required by state law) of the outstanding voting shares of stock of the Company, voted either in person or by proxy, at a duly held stockholders meeting.

          15. Termination of Employment. In the event of the retirement (with the written consent of the Company) or other termination of the employment of an employee to whom an option has been granted under the Plan, other than (a) a termination that is either (i) for cause or (ii) voluntary on the part of the employee and without the written consent of the Company, or (b) a termination by reason of death, the employee may (unless otherwise provided in his option agreement) exercise his option at any time within three months after such retirement or other termination of employment (or within one year after termination of employment due to disability within the meaning of Code Section 22(c)(3)), or within such other time as the Committee shall authorize, but in no event after 10 years from the date of granting thereof (or such lesser period as may be specified in the stock option agreement), but only to the extent of the number of shares for which his options were exercisable by him at the date of the termination of his employment. In the event of the termination of the employment of an employee to whom an option has been granted under the Plan that is either (i) for cause or (ii) voluntary on the part of the employee and without the written consent of the Company, any option held by him under the Plan, to the extent not previously exercised, shall forthwith terminate on the date of such termination of employment. Options granted under the Plan shall not be affected by any change of employment so long as the holder continues to be an employee of the Company, a Subsidiary or a Parent. The option agreement may contain such provisions as the Committee shall approve with respect to the effect of approved leaves of absence. Nothing in the Plan or in any option granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Company or any of its Subsidiaries or Parents or interfere in any way with the right of the Company or any of its Subsidiaries or Parents to terminate his employment at any time.

          16. Death of Holder of Option. In the event an employee to whom an option has been granted under the Plan dies during, or within three months after the termination of, his employment by the Company or a Subsidiary or Parent, such option (unless it shall have been previously terminated pursuant to the provisions of the Plan or unless otherwise provided in his option agreement) may be exercised (to the extent of the entire number of shares covered by the option whether or not purchasable by the employee at the date of his death) by the executor or administrator of the optionee’s estate or by the person or persons to whom the optionee shall have transferred such option by will or by the laws of descent and distribution, at any time within a period of one year after his death, but not after the exercise termination date set forth in the relevant stock option agreement.

          17. Loans to Assist in Exercise of Options. If approved by the Board, the Company or any Parent or Subsidiary may lend money or guarantee loans by third parties to an individual to finance the exercise of any option granted under the Plan to carry Common Stock thereby acquired. No such loan to finance the exercise of an Incentive Stock Option shall have an interest rate or other terms that would cause any part of the principal amount to be characterized as interest for purposes of the Code.